Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.284.6206

FDA Sets Action Date of April 23, 2010 for Review of Pixantrone NDA

SEATTLE, September 5, 2009—Cell Therapeutics, Inc. (“CTI”) (NASDAQ and MTA: CTIC) announced today that the U.S. Food and Drug Administration (FDA) has notified CTI that a Prescription Drug User Fee Act (PDUFA) action date of April 23, 2010 under standard review has been established regarding CTI’s NDA for pixantrone as potential treatment for relapsed or refractory aggressive non-Hodgkin’s lymphoma (NHL). Pixantrone has fast track designation for the relapsed / refractory aggressive NHL application.

“The 18 month follow up PIX 301 pivotal trial data continues to demonstrate further improvement in primary and secondary endpoints including Complete Remission / Complete Remission unconfirmed(CR/CRu), Progression Free Survival (PFS) and Overall Survival over standard chemotherapy. We look forward to providing the four month safety and efficacy update to the FDA and working with them toward potential approval,” said James A. Bianco, M.D., Chief Executive Officer of CTI.

Based on the user fee goal date, if pixantrone is approved, CTI estimates that pixantrone could be available to patients in the U.S. early in the second quarter of 2010.

About Pixantrone

Pixantrone (BBR 2778), is a novel topoisomerase II inhibitor with an aza-anthracenedione molecular structure that differentiates it from the anthracyclines and other related chemotherapy agents. Anthracyclines are the cornerstone therapeutic for the treatment of lymphoma, leukemia, and breast cancer. Although they are sufficiently effective to be used as first-line (initial) treatment, they cause cumulative heart damage that may result in congestive heart failure many years later. As a result, there is a lifetime limit of anthracycline doses and most patients who previously have been treated with an anthracycline are not able to receive further anthracycline treatment if their disease returns.

About Fast Track

Fast track is a process designed to facilitate the development, and expedite the review of drugs to treat serious diseases and fill an unmet medical need. Filling an unmet medical need is defined as providing a therapy where none exists or providing a therapy which may be potentially superior to existing therapy.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of our securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL as determined by the FDA, and that a decision by the FDA is not rendered by April 23, 2010, and that pixantrone may not be available to patients in the second quarter of 2010, the possibility that the follow-up data does not demonstrate continued improvement in the primary and secondary endpoints, CTI’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone, and the risk factors listed or described from time to time in CTI’s filings with the Securities and Exchange Commission including, without limitation, CTI’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/media.htm

Investors Contact:

Ed Bell

T: 206.282.7100

Lindsey Jesch

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

Medical Information Contact:

T: 800.715.0944

E: info@askarm.com